UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	January 24, 2007
(Date of earliest event reported):	January 24, 2007

Commission File No. 1-14588

NORTHEAST BANCORP

(Exact name of Registrant as specified in its Charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
500 Canal Street, Lewistown, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 207-786-3245

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01 Changes in Registrant's Certifying Accountant

On January 24, 2007, the Audit Committee of the Board of Directors of Northeast Bancorp (the "Registrant") dismissed Baker Newman & Noyes LLC of Portland, Maine, and engaged Shatswell, MacLeod & Company, P.C. of West Peabody, Massachusetts, as the independent public accountants to audit the consolidated financial statements of the Registrant and its subsidiary, Northeast Bank (the "Bank"). The change in accountants was approved by the Audit Committee on January 24, 2007.

In connection with the audits of the two fiscal years ending June 30, 2005 and June 30, 2006 and through January 24, 2007 there were no disagreements with Baker Newman & Noyes on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit report of Baker Newman & Noyes LLC on the consolidated financial statements of the Registrant and its subsidiary for the years ended June 30, 2006 and June 30, 2005 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During that period, there were no "reportable events" within the meaning of Item 304 (a) (1) (v) of Regulation S-K promulgated under the Securities Act of 1933.

The Registrant has requested that Baker Newman & Noyes LLC furnish a letter addressed to the Securities and Exchange Commission stating whether Baker Newman & Noyes LLC agrees with the above statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 30, 2007	NORTHEAST BANCORP By: ____________________________ James D. Delamater President and Chief Executive Officer